UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINANET ONLINE HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHINANET ONLINE HOLDINGS, INC.

No. 3 Min Zhuang Road, Building 6
Yu Quan Hui Gu Tuspark, Haidian District
Beijing, PRC 100195

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on December 15, 2010

TO THE STOCKHOLDERS OF CHINANET ONLINE HOLDINGS, INC.:

The Annual Meeting of the stockholders of ChinaNet Online Holdings, Inc., a Nevada corporation (“Company”), will be held on December 15, 2010, at 2:00 p.m., local time, at No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195, for the following purposes:

1.	To elect five directors;

2.	To ratify the appointment of Bernstein & Pinchuk LLP, as the Company’s independent accountants, for the fiscal year ending December 31, 2010; and

3.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

A proxy statement, providing information, and a form of proxy to vote, with respect to the foregoing matters accompany this notice.

By Order of the Board of Directors,

/s/ Handong Cheng
Handong Cheng
Chairman of the Board, Chief Executive Officer and President

Dated: November 15, 2010

IMPORTANT

Whether you expect to attend the Annual Meeting, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed return envelope. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or nevertheless vote in person at the Annual Meeting.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the nominee holder how to vote, by marking your proxy card.

CHINANET ONLINE HOLDINGS, INC.

No. 3 Min Zhuang Road, Building 6
Yu Quan Hui Gu Tuspark, Haidian District
Beijing, PRC 100195

PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held on December 15, 2010

PROXY SOLICITATION

ChinaNet Online Holdings, Inc., a Nevada corporation (the “Company”) is soliciting proxies on behalf of the Board of Directors (the “Board”) in connection with the annual meeting of stockholders on December 15, 2010 and at any adjournment thereof.  The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy, and any additional material that may be furnished to stockholders.  Proxies also may be solicited through the mails or direct communication with certain stockholders or their representatives by Company officers, directors, or employees, who will receive no additional compensation therefor.

November 17, 2010 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, and Voting Rights

As of November 4, 2010, the record date for the meeting, the Company had outstanding 17,078,720 shares of Common Stock and 2,901,200 shares of Preferred Stock, being the classes of stock entitled to vote at the meeting. Each share of Common Stock entitles its holder to one vote, and each share of Preferred Stock entitles its holder to one vote.

Procedures for Voting or Revoking Proxies

You may vote your proxy by completing, dating, signing, and mailing the accompanying form of proxy in the return envelope provided.  The persons authorized by any of those means to vote your shares will vote them as you specify or, in absence of your specification, as stated on the form of proxy.  You may revoke any proxy by notifying the Company in writing at the above address, ATTN:  Secretary, or by voting a subsequent proxy or in person at the meeting.

Attending the Meeting

You may obtain directions to the meeting at www.chinanet-online.com or by writing to the Company at the above address, ATTN:  Secretary.  If you attend the meeting, you may vote there in person, regardless of whether you have voted by any of the other means mentioned in the preceding paragraph.

Required Votes

A majority of votes cast is required to approve all matters to be considered at the meeting.  Abstentions and broker non-votes have no effect on the proposals being voted upon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock and Preferred Stock, as of the record date of the meeting, by each of the Company’s directors and executive officers; all executive officers and directors as a group, and each person known to the Company to own beneficially more than 5% of Company’s Common Stock or Preferred Stock. Except as otherwise noted, the persons identified have sole voting and investment powers with respect to their shares.

	Preferred Stock(2)		Common Stock
Name of Beneficial Owner (1)	Number of Shares	Percent of Class	Number of Shares(3)	Percent of Class(4)
Handong Cheng (5)	-	*	7,434,940	43.16%
Zhige Zhang	-	*	-	*
George Kai Chu	-	*	-	*
Min Hu	-	*	-	*
Hongli Xu	-	*	-	*
Li Wu	-	*	-	*
Zhiqing Chen (6)	-	*	2,500	*
Watanabe Mototake (7)	-	*	2,500	*
Dougals MacLellan (8)	-	*	22,000	*
All Directors and Executive Officers as a Group (13 persons)	-	*	7,461,940	43.25%
Rise King Investments Limited (5)(9)	-	*	7,434,940	43.16%
Star (China) Holdings Limited (10)	-	*	1,279,080	7.42%
Clear Jolly Holdings Limited (11)	-	*	1,279,080	7.42%
Xuanfu Liu (5)	-	*	7,434,940	43.16%
Li Sun (5)	-	*	7,434,940	43.16%
Sansar Capital Management (12)	1,000,000	34.47%	1,756,738	9.64%
Taylor International Fund, Ltd. (13)	500,000	17.23%	1,131,300	6.38%

*  Less than one percent.

(1)  The address of each director and executive officer is c/o ChinaNet Online Holdings, Inc., No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing PRC 100195.

(2)  Each share of Preferred Stock is convertible into one share of Common Stock and entitles its holder to one vote.

(3)  The number of Shares includes shares issuable upon conversion of the Preferred Stock held by the identified person or group; percentage is computed assuming conversion of Preferred Stock held by the identified person or group, only.

(4) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities anticipated to be exercisable or convertible at or within 60 days of November 4, 2010, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.   The indication herein that shares are anticipated to be beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.

(5) In accordance with an Entrustment Agreement, dated June 5, 2009, by and between Rise King Investments Limited (“Rise King”) and Handong Cheng, Xuanfu Liu and Li Sun (collectively, the “Grantees”), Rise King collectively delegated to the Grantees its direct or indirect rights as a stockholder of ChinaNet Online Media Group Limited, CNET Online Technology Limited, Rise King Century Technology Development (Beijing) Co., Ltd., or any subsidiaries of such companies (collectively, the “Covered Companies”), including the direct or indirect right to vote any equity interest in the Covered Companies, or to designate the management of such companies. As a result of the delegation of authority under the Entrustment Agreement, Mr. Cheng, Mr. Liu and Ms. Sun may be deemed to be beneficial owners of the shares of our common stock held by Rise King. Each of Mr. Cheng, Mr. Liu and Ms. Sun disclaim such beneficial ownership, and nothing herein shall be deemed to be an admission that Mr. Cheng, Mr. Liu or Ms. Sun is the beneficial owner of any such shares for any purpose.  Information regarding this beneficial owner is furnished in reliance upon the Schedule 13D, dated June 26, 2009.

(6) Includes 2,500 shares issuable to Mr. Chen upon exercise of stock options.

(7) Includes 2,500 shares issuable to Mr. Mototake upon exercise of stock options.

(8) Includes 22,000 shares issuable to Mr. MacLellan upon exercise of stock options.

(9) The business address of Rise King Investments Limited is P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.  Information regarding this beneficial owner is furnished in reliance upon its Schedule 13D, dated July 6, 2009.

(10) The business address of Star (China) Holdings Limited is P.O. Box 957, Offshore Incorporations, Center, Road Town, Tortola, British Virgin Islands.  Information regarding this beneficial owner is furnished in reliance upon its Schedule 13D, dated July 6, 2009.

(11) The business address of Clear Jolly Holdings Limited is P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands.  Information regarding this beneficial owner is furnished in reliance upon its Schedule 13D, dated July 6, 2009.

(12) Consists of 1,000,000 shares underlying Series A preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 1,000,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock.  Percentage is computed assuming exercise of warrants held by the identified group, only.  Mr. Sanjay Motwani, portfolio manager has voting and dispositive power over the shares held by Sansar Capital Management.  Mr. Motwani may be deemed to beneficially own the shares of Common Stock held by Sansar Capital Management. Mr. Motwani disclaims beneficial ownership of such shares. The business address of Sansar Capital Management is 152 West 57th Street, 8th Floor, New York, NY 10019.  Information regarding this beneficial owner is furnished in reliance upon its Schedule 13G, dated February 16, 2009.

(13) Consists of 131,300 shares of Common Stock, 500,000 shares underlying Series A Preferred Stock and Series A-1 and Series A-2 Warrants to purchase up to 500,000 shares of our Common Stock, subject to a 9.99% limitation on beneficial ownership of our Common Stock.  Percentage is computed assuming exercise of warrants held by the identified group, only.  Stephen S. Taylor, portfolio manager has voting and dispositive power over the shares held by Taylor International Fund Ltd.  Mr. Taylor may be deemed to beneficially own the shares of Common Stock held by Taylor International Fund, Ltd. Mr. Taylor disclaims beneficial ownership of such shares. The business address of Taylor International Fund, Ltd. is 714 S. Dearborn Street, 2nd Floor, Chicago, IL 6065.  Information regarding this beneficial owner is furnished in reliance upon its Schedule 13G, dated January 20, 2010.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

The Board has nominated the persons identified below for election as directors, to serve until the next annual meeting and their successors have been elected and qualified.  If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the Board nominates.

Name	Age	Other positions with Company; other directorships held in last five years	Has served as Company director since
Handong Cheng	39	Chairman of the Board, Chief Executive Officer and President	September 2007
Zhige Zhang	36	Chief Financial Officer, Treasurer and Director	January 2009
Watanabe Mototake	68	Independent Non-Executive Director	November 2009
Zhiqing Chen	37	Independent Non-Executive Director	November 2009
Douglas MacLellan	54	Independent Non-Executive Director	November 2009

The business experience during at least the last five years of each of these individuals is as follows:

Handong Cheng, Chairman of the Board. Chief Executive Officer and President.  Mr. Cheng has served as Chief Executive Officer of ChinaNet since September 2007.  Prior to that role, from October 2003 to September 2007, Mr. Cheng acted as President of ChinaNet Online Advertising Limited.  Mr. Cheng holds and EMBA from Guanghua School of Management in Beijing, and a degree in economic law from the College of Law of Wuhan University.

Zhige Zhang, Chief Financial Officer, Treasurer and Director.  Mr. Zhang has served as Chief Financial Officer of ChinaNet since January 2009.  Prior to that role, from January 2008 to January 2009, Mr. Zhang served as Executive Director of ChinaNet Online Media Group Limited.  From January 2007 to December 2007, Mr. Zhang was Director and Vice President of Fu Jian Rong Ji Software Limited.  From August 2002 to December 2006, Mr. Zhang acted as Chief Operating Officer of Beijing HSHZ Information System Engineering Company.  Mr. Zhang holds a degree in industry design from Guilin University of Electronic Technology.

Watanabe Mototake, Director.  Mr. Watanabe serves as a corporate advisor to SJI, Inc. (Jasdaq Market), a provider of computer and computer peripheral equipment and software merchant wholesaler, and has served in several capacities there since July 2005, including operating officer, manager of the president’s office and corporate auditor. From June 2007 to June 2008, Mr. Watanabe served as the Corporate Auditor for SJ Holdings, Inc., a provider of information services such as system development and provision of system-related consulting and maintenance support services.  From April 2000 to April 2005, Mr. Watanabe served as the executive director for TCC Inc., a power conversion company specializing in high quality connectors and adapters for the RF connector industry. Mr. Watanabe graduated in 1966 from Chuo University Faculty of Commerce in Japan.

Zhiqing Chen, Director.  Mr. Chen has been a partner at Chen & Partners Law Firm since July 2010.  From January 2002 to June 2010, Mr. Chen was a partner at Jin Mao P.R.C. Lawyers in Shanghai, a law firm specializing in corporate law, including foreign investments and mergers and acquisitions. Mr. Chen’s clients include local PRC enterprises as well as international corporations. Prior to joining the Company, Mr. Chen served as a non-management director for Shanghai Fumai Investment Management Co., Ltd., Shanghai Zhijinwu Investment Management Co., Ltd, and Shanghai Merciful Groups Co., Ltd.  Mr. Chen received a law degree in international economics from East China University, a master’s degree in economic philosophy from Fudan University, and an EMBA degree from Peking University.

Douglas MacLellan, Director.  Mr. MacLellan currently serves as chairman and chief executive officer at Radient Pharmaceuticals Corporation. (AMEX: RPC), a vertically integrated specialty pharmaceutical company, and also serves as chairman and chief executive officer for the MacLellan Group, an international financial advisory firm established in 1992, where he advises clients on strategic planning, operational activities, corporate finance, economic policy, asset allocation and mergers & acquisitions. From August 2005 to May 2009, Mr. MacLellan was co-founder and vice chairman at Ocean Smart, Inc. (OTCBB: OCSM), a Canadian based aquaculture company. From February 2002 to September 2006, Mr. MacLellan served as chairman and co-founder at Broadband Access MarketSpace, Ltd., a China based IT advisory firm, and was also co-founder at Datalex Corp., a software and IT company specializing in mainframe applications, from February 1997 to May 2002. Mr. MacLellan has a MA and BA from the University of Southern California in economic and international relations.

The business experience during at least the last five years of the Company’s executive officers not included above is as follows:

George Kai Chu, Chief Operating Officer and Secretary. Mr. Chu has been our Chief Operating Officer and Secretary since May 2010.  From December 2007 to May 2010, Mr. Chu served as the Special Assistant to the Chairman of Dachan Food (Asia) Ltd. in Beijing and also served at Dachan Food as the Head of the Beijing and Hubei Operations.  From June 2007 to December 2007, Mr. Chu acted as Business Advisor to the Chinese Aviation and Space Industry Development Association (CASIDA) in Taipei.  From January 2005 to June 2007, Mr. Chu served as a Senior Manager at the Royal Bank of Canada Financial Group, Asset Management in Vancouver, Toronto and New York.  Mr. Chu has a BBA from Simon Fraser University.

Ms. Min Hu, Vice President, Head of Television Operations.  Ms. Hu has been our Vice President, Head of Television Operations since May, 2010.  From June 2006 to May 2010, Ms. Hu acted as our Sales, Director, ChinaNet Television.

Hongli Xu, Chief Technology Officer.  Mr. Xu has served as our Chief Technology Officer since January 2009.  From January 2007 to January 2008, Mr. Xu was Project Manager at Precom Information System Co., Ltd., a provider of business telephones, structured cabling and fiber optics solutions.  From January 2004 to January 2007, Mr. Xu served as Project Manager at ThinkingPower Technology Co., Ltd., an e-government software company focused on the broadcasting and television industry, where Mr. Xu oversaw the development and management of a full suite of software products designed to improve government interactions with citizens and businesses. From 2001 to 2004, Mr. Xu was Product Manager at Acer Digital Services (China) Company, the world's third largest PC manufacturer, where he was in charge of internet product development for several of the Company's subsidiaries. From 1998 to 2000, Mr. Xu served as Project Manager at Colored Ribbons Information System Co., Ltd, a software development company focused on the electron industry, where he was directly responsible for analyzing, designing, and testing business application solutions and software products. Mr. Xu created the first B2B website in China, "CCEC.com." Mr. Xu holds a Bachelor Degree in Software from Dalian University of Technology.

Ms. Li Wu, Vice President, Head of 28.com.  Ms. Wu has been our Vice President, Head of 28.com since May, 2010.  From March 2009 to May, 2010, Ms. Wu acted as Deputy General Manager, 28.com.  From June 2007 to March 2009, Ms. Wu worked for the internet media department of 28.com.  From October 2005 to June 2007, Ms. Wu worked for the human resources department of 28.com.

No director or executive officer is related to any other director or executive officer.

The Board has determined that Watanabe Mototake, Zhiqing Chen and Douglas MacLellan are “independent” under the current independence standards of  Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC and meet the criteria set forth in Rule 10A(m)(3) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board Operations

Board Leadership Structure

Mr. Handong Cheng holds the positions of principal executive officer and chairman of the Board of Company.  The Board believes that Mr. Cheng’s services as both chief executive officer and chairman of the Board is in the best interest of the Company and its stockholders.  Mr. Cheng possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters relating to the business of the Company. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees and customers.

The Board has not designated a lead director.  Given the limited number of directors comprising the Board, the independent directors call and plan their executive sessions collaboratively and, between meetings of the Board, communicate with management and one another directly.  Under these circumstances, the directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors.

Director Qualifications

The Company seeks directors with established strong professional reputations and experience in areas relevant to the strategy and operations of our businesses.  The Company also seeks directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion, in addition to the ability and commitment to devote significant time and energy to service on the Board and its committees.  We believe that all of our directors meet the foregoing qualifications.

The Nominating and Corporate Governance Committee and the Board believe that the leadership skills and other experiences of its Board members, as described below, provide the Company with a range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Handong Cheng.  Mr. Cheng is the founder of the Company and has been serving the franchise and advertising media industries for more than ten years.  In 2003, he participated in the establishment of Beijing ChinaNet On-line Advertising limited and Business Opportunity Online (Beijing) Networking Technology Ltd. (www.28.com), an entity engaged in operational, administration and management activities.  Mr. Cheng has contributed to the Board’s strong leadership and vision for the development of the Company.

Zhige Zhang.  Mr. Zhang has years of experience in capital markets, financial and software development management. Prior joining the Company, he was responsible for marketing and investment operations at Konka Group. In 2001, Mr. Zhang started working in software and network technology industry integrating with new advertising technology from PRECOM, who has wealth of experience in software development management and network technology advertising industry.

Douglas MacLellan.  Mr. MacLellan has been working in China since 1983 and has experience with joint venture and wholly-foreign owned enterprise structuring.  In addition, Mr. MacLellan has over twelve years of active audit committee chair experience.

Zhiqing Chen.  Mr. Chen contributes to our Board extensive legal knowledge with respect to foreign investments and mergers and acquisitions.  Mr. Chen also has experience working with PRC enterprises and international corporations.

Mototake Watanabe.  Mr. Watanabe has over ten years of experience in management, finance, business strategy and audit.

Meetings of the Board of Directors

The Board held 5 meetings during 2009. During 2009, no director attended fewer than 75% of the meetings of the Board and Board committees of which the director was a member.

The Company expects its directors to attend annual meetings in person or by teleconference, but it does not have a formal policy requiring them to do so.  The 2010 Annual Meeting is the first annual meeting being held by the Company since its common stock began trading on the Nasdaq Global Market on September 14, 2010.

The Board has adopted a code of ethics applicable to the Company’s directors, officers, and employees  The code of ethics is available at Company’s website, www.chinanet-online.com.

Board Committees

The Board has standing audit, compensation, and nominating committees, comprised solely of independent directors.  Each committee has a charter, which is available at the Company’s website, www.chinanet-online.com.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, engages Company’s independent accountants, reviewing their independence and performance; reviews the Company’s accounting and financial reporting processes and the integrity of its financial statements; the audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors; the Company’s compliance with legal and regulatory requirements; and the performance of the Company’s internal audit function and internal control over financial reporting.  The Audit Committee held five meetings during 2009.

The members of the Audit Committee are Douglas MacLellan, Chair, Zhiqing Cheng, and Mototake Watanabe.  The Board has determined that Dougals MacLellan is an audit committee financial expert, as defined in SEC rules.

Audit Committee Report

With respect to the audit of the Company’s financial statements for the year ended December 31, 2009, the Audit Committee:

•	has reviewed and discussed the audited financial statements with management;
•
has discussed with the Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2009.

Douglas MacLellan, Chair

Zhiqing Chen

Mototake Watanabe

Compensation Committee

The Compensation Committee reviews annually the Company’s corporate goals and objectives relevant to the officers’ compensation, evaluates the officers’ performance in light of such goals and objectives, determines and approves the officers’ compensation level based on this evaluation; make recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans, makes recommendations to the Board with respect to non-CEO and non-CFO compensation and administers the Company’s incentive-compensation plans and equity-based plans. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion.  The chief executive officer of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation. Our executive officers do not play a role in suggesting their own salaries. Neither the company nor the Compensation Committee has engaged any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation.  The Compensation Committee did not hold any meetings during 2009.

The members of the Compensation Committee are Douglas MacLellan, Chair, Zhiqing Chen, and Mototake Watanabe.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to the Board as its nominees for election as directors, in determining the composition of the Board, and in assessing the Board’s effectiveness.  The Nominating and Corporate Governance Committee did not hold any meetings during 2009.

The members of the Nominating and Corporate Governance Committee are Zhiqing Chen, Chair, Douglas MacLellan, and Mototake Watanabe.

The Nominating and Corporate Governance Committee will consider director candidates recommended by security holders. Potential nominees to the Board are required to have such experience in business or financial matters as would make such nominee an asset to the Board and may, under certain circumstances, be required to be “independent”, as such term is defined under Rule 5605 of the listing standards of NASDAQ and applicable SEC regulations. Security holders wishing to submit the name of a person as a potential nominee to the Board must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o ChinaNet Online Holdings, Inc., No.3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

The Board does not have a formal policy on Board candidate qualifications.  The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience.  Depending upon the current needs of the Board, certain factors may be weighed more or less heavily.  In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. “Diversity,” as such, is not a criterion that the Committee considers.  The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons.  The directors will not evaluate candidates differently based on who has made the recommendation.

Stockholder Communications

Stockholders can mail communications to the Board, c/o Secretary, ChinaNet Online Holdings, Inc., No.3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC, who will forward the correspondence to each addressee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Company’s directors and executive officers and any beneficial owner of more than 10% of any class of Company equity security to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of the reports to Company.  Based solely on the Company’s review of copies of such forms and written representations by Company’s executive officers and directors received by it, Company believes that during 2009, all such reports were filed timely, except that Cui Hai, Wang Li, Zhang Bing, Wu Min, Hirofumi Kotio, Wen Hu, Liu Xinwei, Sun Li and Surplus Elegant Investment Limited each failed to timely file one Form 3.

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation of the named executive officers for each of the two fiscal years in the period ended December 31, 2009.

Name and Principal Position	Year	Salary ($)	All Other Compensation(2)	Total
G. Edward Hancock(1)	2009	1,250	-	1,250

	2008	6,300	-	6,300

Handong Cheng (Principal Executive Officer)	2009	26,577	-	26,577

	2008	12,009	-	12,009

(1) G. Edward Hancock resigned as President on June 26, 2009.

During each of the last two fiscal years, none of our other executive officers had total compensation greater than $100,000. Our executive officers are reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of such expenses by anyone other than our Board, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

The following employment agreements were entered into by us and the following executive officers:

On April 1, 2009, Rise King Century Technology Development (Beijing) Co., Ltd., our indirect wholly owned subsidiary (“Rise King WFOE”) entered into an employment agreement with Handong Cheng.  Pursuant to the terms of this agreement, Rise King WFOE agreed to employ Mr. Cheng as its Chief Executive Officer for a non-fixed term. Mr. Cheng agreed that in the event that his employment with Rise King WFOE is terminated, for a period of one year following the date of his termination of employment, he will not contact, for any commercial purpose, or provide to a third party, information about clients or entities with which Rise King WFOE was acquainted during the term of his employment with Rise King WFOE.  Subject to certain exceptions, either party may terminate this agreement upon 30 days prior written notice.

On January 9, 2009, Rise King WFOE entered into an employment agreement with Zhige Zhang.   Pursuant to the terms of this agreement, Rise King WFOE agreed to employ Mr. Zhang as its Chief Financial Officer for a non-fixed term. Mr. Zhang agreed that in the event that his employment with Rise King WFOE is terminated, for a period of one year following the date of his termination of employment, he will not contact, for any commercial purpose, or provide to a third party, information about clients or entities with which Rise King WFOE was acquainted during the term of his employment with Rise King WFOE.  Subject to certain exceptions, either party may terminate this agreement upon 30 days prior written notice.

On May 22, 2010, Rise King WFOE entered into an employment agreement with George Kai Chu.  Pursuant to the terms of this agreement, Rise King WFOE agreed to employ Mr. Chu as its Chief Operating Officer.  The term of the agreement is for one year.  Either party may terminate this agreement upon 30 days prior written notice.

On May 1, 2009, the Company entered into an employment agreement with Min Hu.  Pursuant to the terms of this agreement, the Company agreed to employ Ms. Hu in a sale position in its television sales division.  The term of the agreement is for three years.  Ms. Hu agreed that in the event that her employment with the Company is terminated, for a period of one year following the date of her termination of employment, she will not contact, for any commercial purpose, or provide to a third party, information about clients or entities with which the Company was acquainted during the term of her employment with the Company.  Subject to certain exceptions, either party may terminate this agreement upon 30 days prior written notice.

On October 1, 2010, Rise King WFOE entered into an employment agreement with Hongli Xu.  Purusant to the terms of this agreement, Rise King WFOE agreed to employ Mr. Xu as its Chief Technology Officer.  The term of this agreement is for one year.  Subject to certain exceptions, either party may terminate this agreement upon 30 days prior written notice.

On May 2, 2009, Rise King WFOE entered into an employment agreement with Li Wu.  Pursuant to the terms of the agreement, Rise King agreed to employ Ms. Wu in its media department.  The term of the agreement is for three years. Ms. Li agreed that in the event that her employment with Rise King WFOE is terminated, for a period of one year following the date of her termination of employment, she will not contact, for any commercial purpose, or provide to a third party, information about clients or entities with which Rise King WFOE was acquainted during the term of her employment with Rise King WFOE.  Subject to certain exceptions, either party may terminate this agreement upon 30 days prior written notice.

The Company does not have change-in-control agreements with any of its directors or executive officers, and the Company is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Compensation of Directors

The following table sets forth information regarding compensation of each director, other than named executive officers, for fiscal 2009.

FISCAL 2009 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Douglas MacLellan	5,000	-	116,160	-	-	-	121,160
Zhiqing Chen	500	-	13,200	-	-	-	13,700
Mototaka Watanabe	500	-	13,200	-	-	-	13,700

On November 30, 2009, the Company entered into an Independent Director Agreement with Douglas MacLellan.  Pursuant to the terms of the Independent Director Agreement, the Company shall (i) pay Mr. MacLellan a fee of $3,000 per month ($36,000 annually), plus an additional $2,000 per month ($24,000 annually), as long as Mr. MacLellan remains the chair of the Audit Committee; and (ii) award to Mr. MacLellan an annual option grant to purchase 24,000 shares of common stock of the Company, plus an additional option to purchase 20,000 shares of the common stock of the Company, so long as Mr. MacLellan remains the chair of the Audit Committee.  The exercise price of the annual option grants shall be equal to the fair market value of a share of the Company’s common stock on the date of the grant of the option and such options vest quarterly, in equal installments over the 24-month period from date of grant.

On November 25, 2009, the Company entered into an Independent Director Agreement with Zhiqing Chen.  Pursuant to the terms of the Independent Director Agreement, the Company shall (i) pay Mr. Chen a fee of $300 per month ($3,600 annually), plus an additional $200 per month ($2,400 annually), as long as Mr. Chen remains a member of the Audit Committee of the Company; and (ii) award to Mr. Chen an annual option grant to purchase 5,000 shares of common stock of the Company.  The exercise price of the annual option grants shall be equal to the fair market value of a share of the Company’s common stock on the date of the grant of the option and such options vest quarterly, in equal installments over the 24-month period from date of grant.

On November 25, 2009, the Company entered into an Independent Director Agreement with Mototake Watanabe.  Pursuant to the terms of the Independent Director Agreement, the Company shall (i) pay Mr. Watanabe a fee of $300 per month ($3,600 annually), plus an additional $200 per month ($2,400 annually), as long as Mr. Watanabe remains a member of the Audit Committee of the Company; and (ii) award to Mr. Watanabe an annual option grant to purchase 5,000 shares of common stock of the Company.  The exercise price of the annual option grants shall be equal to the fair market value of a share of the Company’s common stock on the date of the grant of the option and such options vest quarterly, in equal installments over the 24-month period from date of grant.

Certain Relationships and Related Transactions

It is Company’s policy to not enter any transaction (other than compensation arrangements in the ordinary course) with any director, executive officer, employee, or principal stockholder or party related to them, unless authorized by a majority of the directors having no interest in the transaction, upon a favorable recommendation by the Audit Committee (or a majority of its disinterested members).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares in the election of directors, unless you direct the holder how to vote, by marking your proxy card.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Bernstein & Pinchuk LLP as independent accountants for 2010, subject to the ratification by stockholders.  Representatives of Bernstein & Pinchuk LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire.

In the event the stockholders fail to ratify the selection of Bernstein & Pinchuk LLP, the Audit Committee will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

On August 11, 2009, the Company dismissed its principal independent accountant, The Hall Group, CPAs (“Hall”) from its engagement with the Company, which dismissal was effective immediately.  The decision to dismiss Hall as the Company’s principal independent accountant was approved by the Board on August 11, 2009.

There were no disagreements between the Company and Hall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, from the time of Hall’s engagement up to the date of dismissal which disagreements that, if not resolved to Hall’s satisfaction, would have caused Hall to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements.  None of the reportable events described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K occurred within the two fiscal years of the Company ended December 31, 2007 and 2008 and subsequently up to the date of dismissal.  The audit report of Hall on the financial statements of the Company as of December 31, 2008 did not contain any adverse opinion or disclaimer of opinion, and such audit report was not qualified or modified as to uncertainty, audit scope or accounting principles, except for Hall’s explanatory paragraph regarding the Company’s ability to continue as a going concern.  Hall has provided us with a letter addressed to the SEC stating that it agreed with the above statements.  This letter was filed as an exhibit to our Current Report on Form 8-K, which was filed with the SEC on August 14, 2009.

On July 30, 2009, the Company engaged Bernstein & Pinchuk LLP (“BP”) to serve as its independent auditor.  The decision to engage BP as the Company’s principal independent accountant was approved by the Board of Directors of the Company on July 30, 2009.  During the two fiscal years of the Company ended December 31, 2007 and 2008, and through the date of BP’s engagement, the Company did not consult BP regarding either: (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement” or “reportable event” within the meaning set forth in Regulation S-K, Item 304(a)(1)(iv) or (a)(1)(v).

Services and Fees of Independent Accountants

Aggregate fees billed to the Company by The Hall Group, CPA during the fiscal years ended December 31, 2009 and 2008 were as follows:

Fees	2009		2008
Audit Fees		$4,650		$14,000-
Audit Related Fees	$		$
Tax Fees		$-		$-
All Other Fees		$-		$-
Total		$4,650		$14,000

Aggregate fees billed to the Company by Bernstein & Pinchuk LLP during the last two years were as follows:

Fees	2009	2008
Audit Fees	$122,510	$-
Audit Related Fees	$128,950	$48,000
Tax Fees	$-	$-
All Other Fees	$-	$-
Total	$251,460	$48,000

Audit Fees

This category includes aggregate fees billed by our independent auditors for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.

Audit-Related Fees

This category consists of services by our independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees.

Tax Fees

This category consists of professional services rendered for tax compliance and preparation of our corporate tax returns and other tax advice.

All Other Fees

This category consists of professional services rendered for products and services provided, other than the services reported above under Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval of Services

The Audit Committee must pre-approve all audit, review, attest and permissible non-audit services (including any permissible internal control-related services) to be provided to the company or its subsidiaries by the independent auditors. The Audit Committee may establish pre-approval policies and procedures in compliance with applicable SEC rules.  All services described under the caption Services and Fees of Independent Accountants were pre-approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE
APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

OTHER INFORMATION

The Company’s 2009 annual report on Form 10-K, excluding exhibits, will be mailed without charge to any stockholder entitled to vote at the meeting, upon written request to Handong Cheng, Chief Executive Officer, ChinaNet Online Holdings, Inc., No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195.

Important Notice Regarding Availability of Proxy Materials

This proxy statement and Company’s 2009 annual report are available at Company’s website, www.chinanet-online.com.

Other Matters to Be Presented at the Annual Meeting

The Company did not have notice of any matter to be presented for action at the Annual Meeting, except as discussed in this proxy statement.  The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Annual Meeting.

Stockholder Proposals for Next Annual Meeting

Stockholder proposals intended to be included in the proxy statement for the 2011 annual meeting must be received by Company by July 11, 2011.  The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of Company’s Board for next year’s annual meeting will vote in their discretion as to any matter of which Company has not received notice by September 24, 2011.

By Order of the Board of Directors,

/s/ Handong Cheng
Handong Cheng
Chairman of the Board, Chief Executive Officer and President
November 15, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
CHINANET ONLINE HOLDINGS, INC.
TO BE HELD ON DECEMBER 15, 2010

Handong Cheng, Zhige Zhang, and George Kai Chu, and each of them, each with full power of substitution, hereby are authorized to vote as specified below or, with respect to any matter not set forth below, as a majority of those or their substitutes present and acting at the meeting shall determine, all of  the shares of  capital stock of ChinaNet Online Holdings, Inc. that the undersigned would be entitled to vote, if personally present, at the 2010 annual meeting of stockholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1 and 2.  The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	ELECTION OF DIRECTORS

	☐	FOR all nominees listed below (exceptas marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Handong Cheng Zhige Zhang Zhiqing Cheng Watanabe Mototake Douglas MacLellan

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.

2.	RATIFICATION OF INDEPENDENT ACCOUNTANTS

☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date: __________, 2010
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.